UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011 (May 23, 2011)

Lantis Laser Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 22, 2011, the registrant, Lantis Laser Inc. ("Lantis Laser"), entered into an agreement and plan of merger (the “Merger Agreement”) with Lantis Acquisition Corp., a wholly-owned subsidiary of Lantis Laser (“Merger Sub”), and TAG Minerals Inc. (“TAG”), pursuant to which the Merger Sub was to be merged into TAG (the “Merger”), with TAG becoming a wholly-owned subsidiary of Lantis Laser. On May 23, 2011, Merger Sub merged with and into TAG and Lantis Laser issued 50% of its issued and outstanding shares of common stock or 165,000,000 shares of its common stock to the three stockholders of TAG to complete the Merger.  On May 24, 2011 Lantis Laser filed a Current Report on Form 8-K disclosing the completion of the Merger under Item 2.01 and stated that it would file the required financial statements for TAG and the pro forma financial information as required under Item 2.01 and paragraph (b) of Item 9.01 of Form 8-K.

Item 9.01	Exhibits and Financial Statements

 (b)           Pro forma financial information.

The pro forma financial statements of Lantis Laser required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K are attached.

(d)           Exhibits

99.1	Unaudited pro forma financial information of Lantis Laser Inc. for the fiscal period ended March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 2, 2011	Lantis Laser Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO